EXHIBIT 99.2

Midway Gold Announces Second Quarter 2012 Financial Results

August 7, 2012

Denver, Colorado – Midway Gold Corp. (TSX.V and NYSE MKT: MDW) (the “Company”) announces financial results for the second quarter ended June 30, 2012.  These results were filed today with the United States Securities and Exchange Commission (the “SEC”) in the Company’s quarterly report on Form 10-Q, and with the relevant security regulators in Canada.

Recent Highlights

●
Closing of a unit offering in Canada and the United States for aggregate gross proceeds of US$15,694,799 through the issue of 12,261,562 units at a price of US$1.28 per unit. Each unit consists of one common share and one-half of one common share purchase warrant (please refer to our press release dated July 6, 2012 for further details).

●
First quarter drill results from the Spring Valley Project including 136 meters of 0.75 grams per tonne (gpt) gold in hole SV11-516c, 61 meters of 1.03 gpt gold in SV12-562, and 108 meters of 0.93 gpt gold in SV12-564 (please refer to our press release dated June 12, 2012 for further details).

●	Mr. Kenneth A. Brunk appointed as Chairman and CEO of Midway (please refer to our press release dated May 12, 2012).

Financial Results

All references to “$” in this release mean the Canadian dollar.  The financial information is presented in accordance with U.S. generally accepted accounting principles.

A comparison of our balance sheets at June 30, 2012 and December 31, 2011 is as follows:

	June 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$3,672,050	$10,191,069	(1)
Mineral properties	49,791,301	49,563,134
Other assets	5,558,687	2,817,749
Total assets	$59,022,038	$62,571,952

Liabilities	$6,619,936	$5,291,319	(2)
Shareholders’ equity	52,402,102	57,280,633
Total liabilities and shareholders’ equity	$59,022,038	$62,571,952
Notes:

(1)	The net decrease in cash and cash equivalents of $6.5 million is primarily due to YTD operating activities of $4.6 million and investing activities of $3.3 million.

(2)	The net change in liabilities is primarily related to an increase in accounts payable and accrued liabilities.

A comparison of the results of operations for the six months ended June 30, 2012 and June 30, 2011 is as follows:

	---- Six Months Ended June 30, ----
	2012	2011
Net loss	$(7,299,639)	$(6,015,264)
Basic and diluted loss per share	$(0.06)	$(0.06)
Weighted average number of shares outstanding	114,195,541	101,718,618

Net cash used in operating activities	(4,614,934)	(5,792,776)

Net cash used in investing activities	(3,276,987)	(1,431,650)

Net cash provided by financing activities	1,115,518	16,420,564

Effect of exchange rate on changes on cash:	257,384	-

Results from Operations

Our consolidated net loss for the six-month period ended June 30, 2012 was $7,299,639 or $0.06 per share, an increase of 21% from $6,015,264 or $0.06 per share for the same period in 2010.  The change primarily relates to an increase in salaries and benefits of $939,969 as a result of an increase in the number of employees of the Company as compared to the same period in 2011. Salaries and benefits is inclusive of $1,058,745 of non-cash stock based compensation for the six months ended June 30, 2012 as compared to $635,687 for the comparable period of 2011, an increase of $423,058.

To review Midway Gold’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, including our Management Discussion and Analysis, visit any of the following websites: www.sedar.com, www.sec.gov or www.midwaygold.com.

The “Recent Highlights” section of this release has also been reviewed and approved by Mr. William S. Neal (M.Sc. and CPG), Midway’s Vice President of Geological Services and a “qualified person” as that term is defined in NI 43-101 of the Canadian Securities Administrators.

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Chairman, President and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments. For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Vice President of Administration, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans and resource estimates and potential offering of common shares of the Company from time to time. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

Cautionary note to U.S. investors concerning estimates of reserves and resources: This press release and the documents referenced in this press release use the terms “reserve" and  "mineral resource“, which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system.  Such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7.  Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.  Mineral resources are not mineral reserves and do not have demonstrated economic viability. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The references to a “resource” in this press release and the documents referenced in this press release are not normally permitted under the rules of the SEC.  It cannot be assumed that all or any part of mineral deposits in any of the above categories will ever be upgraded to Guide 7 compliant reserves. Accordingly, disclosure in this press release and in the technical reports referenced in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.